UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-12

Piedmont Natural Gas Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PIEDMONT NATURAL GAS COMPANY, INC.
February 17, 2011
Dear Shareholder,
You recently received proxy materials or a Notice of Internet Availability of those materials in connection with the 2011 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. to be held on Friday, March 4, 2011. Your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.
Piedmont values you as a shareholder. Regardless of the number of shares you own, it is important that your vote is represented at the Annual Meeting. Your vote matters to us and we need your support.
Piedmont’s Board of Directors asks that you please vote FOR:
Proposal 1- Election of all nominees for Directors
Proposal 2- Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal 2011
Proposal 3- Approval of the Company’s Amended and Restated Incentive Compensation Plan
Proposal 4- Advisory Vote on Executive Compensation
Proposal 5- Triennial Vote on Executive Compensation
You should refer to the proxy materials previously sent to you or available on the website as set forth in the Notice of Internet Availability for additional information on this matter.
Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:
•	VOTE BY TOUCH-TONE PHONE: 800-454-8683

•	VOTE VIA THE INTERNET: www.proxyvote.com

•	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed Voter Instruction Form in the postage-prepaid return envelope provided.
YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!
We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.